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                         POUGHKEEPSIE SAVINGS BANK, FSB
                   249 Main Mall, Poughkeepsie, New York 12601

              This Proxy is Solicited by the Board of Directors of
                         Poughkeepsie Savings Bank, FSB

     The undersigned hereby appoint(s) Robert J. Hughes and Richard J. Malena with full power of substitution and resubstitution, proxies of the undersigned with all of the powers that the undersigned would possess if personally present to cast all the votes which the undersigned would be entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") of Poughkeepsie Savings Bank, FSB ("Poughkeepsie Savings" or the "Bank") to be held on Wednesday, April 30, 1997 at the Sheraton Civic Center Hotel, 40 Civic Center Plaza, Poughkeepsie, New York 12601, commencing at 9:30 a.m., and any and all adjournments thereof, including (without limiting the generality of the foregoing) to vote and act as indicated on the reverse side.

     In their discretion, the proxies are authorized to vote with respect to the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting and such other business as may properly come before the Annual Meeting or any adjournment thereof. This proxy will be voted at the Annual Meeting or any adjournment thereof in accordance with the instructions set forth on the reverse, or in the event no instructions are set forth, this proxy will be voted FOR each of the nominees for director, FOR the Agreement and Plan of Reorganization, and FOR the ratification of the appointment of Deloitte & Touche LLP as independent certified public accountants of the Bank for the year ending December 31, 1997. In the discretion of the above-named proxies, shares represented by this Proxy may be voted cumulatively with respect to the election of the nominees named in Item 1 on the reverse side. This proxy will not be voted for any person who is not a nominee of the Board of Directors of the Bank. This Proxy may be revoked at any time before it is exercised.

     (Continued, and to be completed, dated and signed, on the reverse side.)

                                                  POUGHKEEPSIE SAVINGS BANK, FSB
                                                  P.O. BOX 11109
                                                  NEW YORK, N.Y.  10203-0109

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1. ELECTION OF DIRECTORS


|_| FOR all nominees listed below   |_| WITHHOLD AUTHORITY
                                            to vote for all nominees listed
                                            below.
|_| *EXCEPTIONS


 Nominees for three-year terms:      Noel deCordova, Jr., Burton Gold and Henry
                                     C. Meagher

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below)

*EXCEPTIONS_____________________________________________________________________

2. PROPOSAL TO consider the approval of the formation of a new thrift holding company for the Bank by approving an Agreement and Plan of Reorganization pursuant to which (a) the Bank will, subject to necessary approvals, become a wholly-owned subsidiary of a recently-formed Delaware corporation known as "Poughkeepsie Financial Corp." (the "Company") and (b) each outstanding share of common stock of the Bank will become, by operation of law, one share of common stock of the Company.

               FOR |_|   AGAINST |_|   ABSTAIN |_|

3. PROPOSAL TO ratify the appointment of the firm of Deloitte & Touche LLP as the independent certified public accountants of the Bank for the year ending December 31, 1997.

               FOR |_|   AGAINST |_|   ABSTAIN |_|

Please date this Proxy and sign exactly as your name appears to the left. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:______________________________________________,  1997

Signed:_____________________________________________________

____________________________________________________________

Please Complete, Sign, Date and Return this Proxy Promptly in the Enclosed Envelope. Votes must be indicated (x) in Black or Blue ink. |_|